EXHIBIT 99.1

Camco Financial Announces Third Quarter 2008 Earnings

CAMBRIDGE, Ohio, Oct. 24, 2008 (GLOBE NEWSWIRE) -- Camco Financial Corporation (Nasdaq:CAFI) (Camco) reported net earnings for the quarter ended September 30, 2008 of $1.07 million or $0.15 per share as compared with net earnings of $843,000 or $0.12 per share for the same period in 2007.

For the 9 months ended September 30, 2008, Camco reported net earnings of $439,000 compared to $3.69 million of net earnings reported for the same 9 month period in 2007. Basic earnings per share for the 9 months ended September 30, 2008 were $0.06 compared to $0.50 for the same 9 month period in 2007. The year to date 2008 earnings reflect an increase of $3.2 million in Camco's provision for loan losses compared to the same period in 2007.

Camco's consolidated assets totaled $1.026 billion, primarily unchanged from December 31, 2007. The change in assets was comprised primarily of increases in cash and cash equivalents, to $44.2 million, as net loans receivable, including loans held for sale, decreased $30.8 million from December 31, 2007. In addition, Camco grew $38.4 million in total deposits year to date 2008, offset partially by a $31.1 million decrease in FHLB borrowings, reflecting our continued execution of our strategic plan to grow deposits, improve liquidity and reduce FHLB debt.

Camco recently announced a quarterly dividend of $.0375 per share to be paid on October 31, 2008. This dividend represents an annualized yield of 1.60% on Camco's September 30th quarter-end stock price.

President & CEO Richard C. Baylor commented, "As the economy in the Midwest appears to have fallen into recession and the global economic markets became more volatile over the course of the third quarter, we worked to stay focused on a few important issues confronting our company: controlling expenses, growing capital and reducing non-performing loans and related loan delinquencies. We are encouraged that the efforts of our employees -- working in one of the worst economic markets in most of our lifetimes -- were able to generate a small, but positive growth in earnings and thus capital. We remain committed to customer service and maintaining higher capital standards to afford our customers confidence and safety for their banking business."

Review of Significant Areas:

The following key items summarize Camco's financial results and operational initiatives undertaken during the third quarter of 2008:

 * Capital increased $694,000
 * Non accrual loans decreased $308,000
 * Investments increased $5.0 million as loans receivable decreased
   $8.9 million
 * Total deposits decreased $469,000
 * Net charge-off's of $1.3 million
 * Provision for loan losses of $850,000

Asset Quality: Non-performing loans as a percentage of loans increased to 3.52% at September 30, 2008 from 3.13% at December 31, 2007, or 12.46%. The allowance for loan losses as a percentage of loans increased to 96 basis points at September 30, 2008 from 82 basis points at December 31, 2007 an increase of 17.07% for that period. Baylor commented; "Although no one knows how long these uncertain economic times may last, we can reasonably expect continued pressure on earnings and capital from loan losses. We will continue to work to mitigate that negative impact to the best of our abilities."

Net Interest Income: Net interest income amounted to $6.7 million for the three months ended September 30, 2008, a decrease of $188,000, or 2.74%, compared to the three-month period ended September 30, 2007, generally reflecting the effects of a $17.6 million decrease in the average balance of interest-earning assets in 2008 compared to 2007. The net interest margin fell to 2.82% in the third quarter of 2008 compared to 2.97% in the same period of 2007 but increased 2 basis points from the second quarter of 2008.

Non-Interest Income: For the quarter ended September 30, 2008, total non-interest income increased 11.0% to $1.80 million from $1.63 million for the same period last year. The increase was primarily due to an increase in the gain on sale of loans and the appreciation in the value of mortgage servicing rights.

Operating Expenses: For the quarter ended September 30, 2008, operating expenses were $6.59 million compared to $7.22 million for the same period in 2007, or a decrease of 8.8%. The decrease was primarily in employee compensation and benefits, advertising and professional services.

Employee compensation decreased due to lower staffing levels relating to the previously announced merger of Camco into First Place Financial Corp. as well as one-time severance costs of $181,000 incurred in 2007.

Advertising decreased versus the previous year's third quarter which included non-recurring expenses relating to the promotion of new branches. Costs for professional services decreased primarily due to higher consulting services and recruiting costs incurred in 2007.

Camco Financial Corporation, holding company for Advantage Bank, is a multi-state financial holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliates offer community banking that includes commercial, business and consumer financial services, internet banking and title insurance services from 29 offices in 22 communities in Ohio, Kentucky and West Virginia.

Additional information about Camco Financial may be found on Camco's web site:

                       www.advantagebank.com.

The Camco Financial Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4639

The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demands for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                      Camco Financial Corporation
        Condensed Consolidated Statements of Financial Condition
    (In thousands, except for per share data and shares outstanding)

                (Unaudited)(Unaudited)(Unaudited)(Unaudited)(Unaudited)
                  9/30/08    6/30/08    3/31/08    12/31/07   9/30/07
                ---------- ---------- ---------- ---------- ----------
 Assets
  Cash and Cash
   Equivalents      44,207     46,113     45,953     23,004     16,950
  Investments      100,353     95,312     94,721     91,688    100,671

  Loans Held
   for Sale          2,828        387      1,429      3,169      2,733

  Loans
   Receivable      789,113    798,760    803,158    818,725    840,920
  Allowance for
   Loan Loss        (7,465)    (8,174)    (7,853)    (6,623)    (6,253)
                ---------- ---------- ---------- ---------- ----------
    Loans
     Receivable,
     Net           781,648    790,586    795,305    812,102    834,667

  Goodwill           6,683      6,683      6,683      6,683      6,683
  Other Assets      90,266     88,403     88,126     86,615     85,956
                ---------- ---------- ---------- ---------- ----------

 Total Assets   $1,025,985 $1,027,484 $1,032,217 $1,023,261 $1,047,660
                ========== ========== ========== ========== ==========

 Liabilities
   Deposits        730,590    731,059    730,780    692,184    694,016
   Borrowed
    Funds          189,866    193,358    194,660    220,981    245,850
   Other
    Liabilities     18,950     17,182     20,314     21,462     18,955
                ---------- ---------- ---------- ---------- ----------

 Total
  Liabilities      939,406    941,599    945,754    934,627    958,821

 Stockholders'
  Equity            86,579     85,885     86,463     88,634     88,839
                ---------- ---------- ---------- ---------- ----------

 Total
  Liabilities
  and
  Stockholders'
  Equity        $1,025,985 $1,027,484 $1,032,217 $1,023,261 $1,047,660
                ========== ========== ========== ========== ==========

 Stockholders'
  Equity to
  Total Assets        8.44%      8.36%      8.38%      8.66%      8.48%

 Total Shares
  Outstanding    7,155,595  7,155,595  7,155,595  7,155,595  7,202,095

 Book Value
  Per Share         $12.10     $12.00     $12.08     $12.39     $12.34

                     Camco Financial Corporation
             Condensed Consolidated Statements of Earnings
                       Year to Date Information
   (In thousands, except for per share data and shares outstanding)

                                             9 Months      9 Months
                                               Ended         Ended
                                              9/30/08       9/30/07
                                            (Unaudited)   (Unaudited)
                                             ----------    ----------
 Interest Income:
  Loans                                          38,694        43,597
  Mortgage-backed securities                      2,038         1,646
  Investment securities                           1,201         1,834
  Interest-bearing deposits and other             1,573         1,752
                                             ----------    ----------
    Total Interest Income                        43,506        48,829
                                             ----------    ----------

 Interest Expense:
  Deposits                                       17,539        18,871
  Borrowings                                      6,355         8,461
                                             ----------    ----------
    Total Interest Expense                       23,894        27,332
                                             ----------    ----------
 Net Interest Income                             19,612        21,497

 Provision for Losses on Loans                    3,762           515
                                             ----------    ----------
 Net Interest Income After Provision
  for Loan Losses                                15,850        20,982
                                             ----------    ----------

 Noninterest Income:
  Late charges, rent and other                      990         1,185
  Loan servicing fees                               984         1,030
  Service charges and other fees
   on deposits                                    1,797         1,807
  Gain on sale of loans                             302           264
  Mortgage servicing rights                         115          (202)
  Gain (loss) on sale of investment,
   mbs & fixed assets                                 3           (25)
  Income on cash surrender value
   life insurance                                   746           708
                                             ----------    ----------
    Total noninterest income                      4,937         4,767
                                             ----------    ----------

 Noninterest expense:
  Employee compensation and benefits              9,990        10,031
  Occupancy and equipment                         2,546         2,634
  Data processing                                   820           887
  Advertising                                       719         1,019
  Franchise taxes                                   905           830
  Other operating                                 5,167         5,133
  Merger / Acquisition                              465            --
                                             ----------    ----------
    Total noninterest expense                    20,612        20,534
                                             ----------    ----------

 Earnings before provision for inome taxes          175         5,215

   Provision for income taxes                      (264)        1,521
                                             ----------    ----------
 Net Earnings                                       439         3,694
                                             ==========    ==========

 Earnings Per Share Reported:
                                Basic        $     0.06    $     0.50
                              Diluted        $     0.06    $     0.50

             Basic Weighted Number of
                   Shares Outstanding         7,155,595     7,375,164
           Diluted Weighted Number of
                   Shares Outstanding         7,162,896     7,377,009

                      Camco Financial Corporation
             Condensed Consolidated Statements of Earnings
                         Quarterly Information
   (In thousands, except for per share data and shares outstanding)

                 3 Months   3 Months   3 Months   3 Months   3 Months
                   Ended     Ended      Ended      Ended      Ended
                  9/30/08   6/30/08    3/31/08    12/31/07   9/30/07
                (Unaudited)(Unaudited)(Unaudited)(Unaudited)(Unaudited)
                 ---------  ---------  ---------  ---------  ---------
 Interest Income:
  Loans              12,503    12,667     13,524     14,358     14,595
  Mortgage-backed
   securities           703       701        634        600        552
  Investment
   securities           391       368        442        514        592
  Interest-bearing
   deposits and
   other                510       579        484        575        559
                  ----------------------------------------------------
    Total Interest
     Income          14,107    14,315     15,084     16,047     16,298
                  ----------------------------------------------------

 Interest Expense:
  Deposits            5,419     5,720      6,401      6,558      6,537
  Borrowings          2,022     2,129      2,203      2,531      2,907
                  ----------------------------------------------------
    Total Interest
     Expense          7,441     7,849      8,604      9,089      9,444
                  ----------------------------------------------------
 Net Interest
  Income              6,666     6,466      6,480      6,958      6,854

 Provision for
  Losses on Loans       590       850      2,322        980        200
                  ----------------------------------------------------
 Net Interest
  Income After
  Provision for
  Loan Losses         6,076     5,616      4,158      5,978      6,654
                  ----------------------------------------------------

 Noninterest Income:
  Late charges,
   rent and other       310       327        352        379        353
  Loan servicing
   fees                 332       321        330        345        335
  Service charges
   and other fees
   on deposits          618       598        581        634        642
  Gain on sale
   of loans             127        57        119         89        107
  Mortgage
   servicing
   rights               163       261       (309)       134        (22)
  Gain (loss) on
   sale of
   investment, mbs
   & fixed assets        --        --          3          1        (29)
  Income on cash
   surrender value
   life insurance       254       249        243        240        239
                  ----------------------------------------------------
    Total
     noninterest
     income           1,804     1,813      1,319      1,822      1,625
                  ----------------------------------------------------

 Noninterest
  expense:
   Employee
    compensation
    and benefits      3,150     3,271      3,568      3,186      3,527
   Occupancy and
    equipment           827       826        893        829        891
   Data processing      293       299        228        299        317
   Advertising          229       294        196        280        358
   Franchise taxes      285       273        347        273        276
   Merger /
    Acquisition         196       269         --         --         --
   Other operating    1,606     1,654      1,907      1,882      1,849
                  ----------------------------------------------------
    Total
     noninterest
     expense          6,586     6,886      7,139      6,749      7,218
                  ----------------------------------------------------

 Earnings before
  provision for
  income taxes        1,294       543     (1,662)     1,051      1,061
   Provision for
    income taxes        225       170       (659)       244        218
                  ----------------------------------------------------

 Net earnings         1,069       373     (1,003)       807        843
                  ====================================================

 Earnings Per
  Share Reported:
             Basic    $0.15     $0.05     ($0.14)     $0.11      $0.12
           Diluted    $0.15     $0.05     ($0.14)     $0.11      $0.12

     Basic
      Weighted
      Number of
      Shares
      Outstanding 7,155,595 7,155,595  7,155,595  7,183,709  7,278,187
     Diluted
      Weighted
      Number of
      Shares
      Outstanding 7,162,566 7,164,018  7,162,489  7,184,277  7,281,087

CONTACT:  Camco Financial Corporation
          Richard C. Baylor, CEO
          740-435-2040